UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02                      Recent Sales of Unregistered Securities

I. (i) (ii) Effective January, 2014, by majority consent of the Board of Directors, the Company approved the following issuances of its Series C preferred stock, par value $0.001 per share, to the following persons in consideration of services rendered, including for and as incentive to continue to assist and provide services to the Company or its subsidiaries.

Name and Address (iii)	Date	Series C Preferred Stock Share Amt	Type of Consideration	Fair Market Value of Consideration

Global Media Network USA, Inc. 1/ c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	1/14/2014	*50,000	For services rendered to the Company, and Subsidiaries and Incentive	$	(Note 1)

Joanne M. Sylvanus2/ c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	1/14/2014	**50,000	For services rendered to the Company, and Subsidiaries and Incentive	$	(Note 1)

(Note 1): Series C preferred stock: The Preferred C stock has a nominal value of $.001 and no stated dividend rate and is non-participatory. The Series C has liquidation preference over common stock. Effective January 14, 2014 i) Voting Rights for each share of Series C Preferred Stock shall have 31,500 votes on the election of directors of the Company and for all other purposes, and, ii) regarding Conversion to Common Shares, Series C have no right to convert to common or any other series of authorized shares of the Company. We have only used a nominal par value for our listed valuation which is subject to further adjustment.

(i) Issuances are approved, subject to such persons being entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable. Unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common and or preferred stock beneficially owned.

(ii) All of the financing proceeds (see also Note 1) in the immediately preceding table was used as listed in the table above primarily in consideration of bonus for services rendered and or in exchange for accrued services rendered to the Company and/or one or more of its subsidiaries, and incentive.

(1)
* Global Media Network USA, Inc. is 100% owned by Dennis R. Alexander who provides day to day operational services and business consulting services to the Company, and is a shareholder, Chairman, director, and an officer of the Company.

(2)	**Joanne M. Sylvanus, for business and consulting, accounting, and advisory services; Mrs. Sylvanus is a shareholder, a director, and CFO and Secretary of the Company.

(iii) Each share of Series C preferred stock shall have 31,500 votes on the election of our directors and for all other purposes.

(iv) The shares of Series C preferred stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2014, the Board of Directors, pursuant to its authority to create and establish provisions for new classes of preferred stock, approved the Certificate of Designations establishing a new Series C Preferred Stock and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Nevada on July 13, 2014 and effective as of January 14, 2014.  Some of the material terms for the new shares of Series C Preferred Stock include i) the number of shares constituting Series C preferred stock shall be two million (2,000,000) shares out of the total ten million preferred shares authorized by the Corporation, ii) the Series C preferred shall have a par value of $0.001 per share and shall be designated as "Series C Preferred Stock”, iii) each share of Series C preferred stock shall have 31,500 votes on the election of our Directors and for all other purposes, iv) each share of Series C preferred stock shall be strictly limited and not to be available for transfer or re sale unless authorized by a majority of a quorum of the Board of Directors in accordance with the Company’s Bylaws. For the full summary of the rights, powers and preferences of the Series C preferred shares please see information set forth in the Certificate of Designations attached on Exhibit 3.1 of this report and incorporated herein by reference hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955) for Mondial Ventures, Inc., Series C Preferred shares dated January 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer